    MERRIMAN                               MERRIMAN INVESTMENT TRUST
FLEXIBLE BOND FUND                      1200 Westlake Ave N., Suite 700
                                               Seattle, WA  98109
      MERRIMAN                                   1-800-423-4893
GROWTH & INCOME FUND                             1-206-285-8877

     MERRIMAN                                   Investment Manager
CAPITAL APPRECIATION                            Merriman Invesment
       FUND                                     Management Company
                                        1200 Westlake Ave N., Suite 700
    MERRIMAN                                   Seattle, WA  98109
ASSET ALLOCATION
      FUND                                        Custodian and
                                                  Transfer Agent
    MERRIMAN                                  Firstar Trust Company
LEVERAGED GROWTH                                    PO Box 701
     FUND                                      Milwaukee, WI  53201
                                                  1-800-224-4743

 ANNUAL REPORT                                     Fund Council
                                               Sullivan & Worcester
 PERIOD ENDED                                  Boston, Massachusetts

September 30, 1996

                        Officers & Trustees
               Paul A. Merriman, President and Trustee
             William L. Notaro, Executive Vice President,
                  Secretary, Treasurer, and Trustee
                      David A. Ederer, Trustee
                      Ben W. Reppond, Trustee

Dear Fellow Shareholder:

Many investors and portfolio managers who thought they could predict the markets were fooled during the fiscal year that ended September 30. Some high flying managers and funds were humbled, most conspicuously including Jeff Vinik, who lost his job as manager of the world's largest mutual fund, Fidelity Magellan (a fund whose record now is closer to average than it has ever been). The Merriman Mutual Funds also faced major challenges during the year.

During this period, the U.S. economy was characterized by moderate growth, low inflation, record corporate profits, low unemployment, strong productivity, and a somewhat bumpy interest rate market. While the economy has been sensitive to overheating, our expansion has outpaced that of Europe. In Asia, emerging economies continue to grow more than twice as fast as the industrialized countries. Meanwhile, Japan is struggling with its longest and deepest slump since World War II.

The U.S. dollar has strengthened against the Japanese yen and the German mark, moderating U.S. investors' otherwise strong gains in international investments, which have now trailed those in the U.S. for three years in a row. Nevertheless, we continue to believe strongly that international diversification is the best policy for most investors.

We are often asked what we see ahead for the domestic stock market. As always, we see compelling arguments to be optimistic. And we see equally compelling arguments in favor of great caution. There are always legitimate reasons to expect either higher or lower prices, and the present time is no exception. In fact, we are observing a classic tug of war between the bulls and bears.

GO BULLS!

If we were drafted to root for the bulls, we'd stress the fact that the Federal Reserve seems to be successful in engineering a "soft landing" for the economy. The threat of inflation apparently has been nearly wrung out of the economy, while productivity improvements and worldwide competition have kept downward pressure on prices.

One thing is very obvious: U.S. investors are bullish on stocks, pouring money into equity mutual funds at record rates, encouraged by one of the longest bull markets of the century. Demographic trends have an enormous effect on the economy, and some present trends are crystal clear. The Baby Boom generation, three times as big as any previous generation in U.S. history, isn't expected to peak in its spending and saving habits until around 2009. Many people believe this generation of Americans, just now starting to reach their peak earning years, is about to fuel the greatest economic expansion in history.

In addition, U.S. corporations have done much of the painful pruning needed to get rid of their inefficient operations. Companies are rewarding employees by beefing up subsidized savings plans such as 401(k)s. And they're rewarding shareholders with stock buyback programs, mergers, and in some cases splitting companies into pieces in the hope that the total value of the separate parts will exceed that of the whole (AT&T is a major current example). All these are positive signs for stock prices well into the future.

GO BEARS!

If we had to root for the bears, we'd also find plenty to talk about. Many cautious investors are still waiting for what they consider inevitable market corrections to counteract the present rampant optimism. U.S. consumers are struggling with record levels of debt and record rates of personal bankruptcies. Savings rates are very low by world standards, real wage increases are minimal for many people and nonexistent for others. While corporate profits have been remarkably robust since 1990, that pace simply cannot continue forever, and weaker profits may lead to lower P/E ratios, multiplying the unpleasant effects on stock prices.

If Americans continue their heavy investing through retirement plans, that will exert a strong upward pressure on stock prices. But when optimism has so much momentum, when continuing miracles are expected as investors' due, even minor disappointments can bring swift, brutal consequences in the market. Millions of mutual fund investors have never been through a bear market. When that market comes, a 10 to 15 percent correction will wring many fair-weather investors out of the market, possibly forcing fund managers to sell their holdings at depressed prices. It's not clear who the buyers will be if that happens in any great volume.

The bears have other strong arguments. For some time, the dividend yields of the Dow Jones Industrial Average and the Standard & Poor's 500 Index have been at all-time lows while their price-to-book ratios have been at all-time highs. However, the real excesses are to be found in the OTC market. The NASDAQ's astronomical P/E ratio of 40 and dividend yield of only 0.6 percent equal those of the Japanese stock market before it tumbled by 60 percent.

DOING IT DAILY

Long ago, we stopped trying to take sides between bulls and bears. We do not try to predict the future. Our approach is to track current trends affecting each investment in our portfolio, and we do it daily. Our objective is to squeeze out all possible profits in bull markets while protecting against the major declines that are likely when the bears take over. We believe the best way to achieve those objectives is with a combination of patience, a long-term focus, daily monitoring, and our proprietary market timing systems.

We apply these tools to each of our five mutual funds.

MERRIMAN FLEXIBLE BOND FUND

The Merriman Flexible Bond Fund invests in a broad spectrum of fixed-income securities that we believe offer the best opportunity to achieve attractive returns with below-average volatility. The Fund's present investment policy is to maintain a balance of 35 percent in international bonds, 25 percent in U.S. high-yield bonds, and the remaining 40 percent in high-grade U.S. government and corporate bonds. We use our timing systems to help us be invested in each bond group during market advances and on the sidelines, in Treasury bills, money funds and other cash equivalents, while markets are declining.

NOTE: A graph appears at this location in the text comparing the change in value of a $10,000 investment in the Merriman Flexible Bond Fund and the Salomon Big Index.

Start Date                                 10-06-88
End Date                                   09-30-96
Beginning Value                            $10,000
End Value - Merriman Flexible Bond Fund    $18,119
End Value - Salomon Big Index              $19,983
Average Annual Total Return of          1YR           5YR        Since Inception
  Merriman Flexible Bond Fund          7.62%         8.08%            7.74%

During the past year, unexpectedly strong job reports in March and July sparked one-day drops in the Dow of 171 and 115 points. Those reports also touched off sharp price drops in U.S. high grade corporate and government bonds. Our timing models took us out of that arena well in advance of both those plunges.

To the surprise of many investors, the 12 months ended September 30 were not good to long-term government and corporate high-grade bonds. According to Morningstar, the average bond fund in those markets with portfolios of 15 years or more produced a total return of only 3.34 percent, less than the yield of money-market funds. At the same time, high-yield bonds were up 12.93 percent, giving investors (at least those who bothered to notice) one more reminder of why it's wise to diversify. We have been continuously invested in U.S. high-yield bond funds since January 1995. While the international investments of the Fund experienced several unproductive whiplashes, our investments in emerging markets funds enjoyed a particularly strong run from April through the end of our fiscal year.

For the 12 months ending September 30, the Flexible Bond Fund was up 7.62 percent. This compares with a gain of 8.01 percent for the same balance of U.S. and international bond funds, based on Morningstar's averages for those categories. According to Morningstar, the Fund's volatility is about 20 percent less than the average fund in its category, giving shareholders more return for each unit of risk. Because of this relationship, the Fund recently earned Morningstar's highest rating, 5 Stars.

MERRIMAN CAPITAL APPRECIATION FUND

The Capital Appreciation Fund pursues growth of capital by investing in mutual funds seeking U.S. and international growth and aggressive growth as well as small-cap funds. Our present investment policy maintains a balance of 65 percent in U.S. equity funds and 35 percent in international funds. As with all our funds, whenever our timing models indicate the risk of loss is greater than the potential for gain, we take defensive action and move into money funds or other cash equivalents.

NOTE: A graph appears at this location in the text comparing the change in value of a $10,000 investment in the Merriman Capital Appreciation Fund and the S&P 500 Index.

Start Date                                      05/02/89
End Date                                        09/30/96
Beginning Value                                 $10,000
End Value - Merriman Capital Appreciation Fund  $17,213
End Value - S&P 500 Index                       $26,604
Average Annual Total Return of          1YR           5YR        Since Inception
  Merriman Capital Appreciation Fund   5.69%         6.86%            7.59%

In the year ended September 30, the Capital Appreciation Fund's total return was
5.69 percent. By comparison, a similar mix of domestic and international equity funds held without timing returned 11.94 percent. The Fund's underperformance resulted from a huge sell-off in aggressive growth and technology funds in the fourth calendar quarter of 1995 and another sell-off in March 1996. In both cases, our market timing systems produced a whipsaw effect as we tried to protect the Fund's assets from sharp declines.

However, according to Morningstar, the volatility of the Fund is about 40 percent lower than the average of funds in the growth, aggressive growth, small-cap, and international equity categories. We believe this makes the Capital Appreciation Fund an excellent choice for conservative investors seeking growth of capital with wide diversification.

MERRIMAN LEVERAGED GROWTH  FUND

The Leveraged Growth Fund uses the same defensive strategies as the Capital Appreciation Fund. But during rising markets, this Fund takes a more aggressive approach in order to seek above-average returns. This Fund may borrow up to $1 for each $2 of net assets in order to make additional investments when our timing models indicate a high probability of gain.

NOTE: A graph appears at this location in the text comparing the change in value of a $10,000 investment in the Merriman Leveraged Growth Fund and the S&P 500 Index.

Start Date                                   05/27/92
End Date                                     09/30/96
Beginning Value                              $10,000
End Value - Merriman Leveraged Growth Fund   $13,873
End Value - S&P 500 Index                    $18,581
Average Annual Total Return of          1YR           5YR        Since Inception
  Merriman Leveraged Growth Fund       6.85%          N/A             7.82%

For the 12 months ending September 30, the Fund's total return was 6.85 percent, compared with a gain of 11.94 percent for a similar mix of domestic and international equity funds held without timing or leverage. According to Morningstar, the Fund's volatility is less than 80 percent of the average of growth, aggressive growth, and small-cap funds.

MERRIMAN GROWTH AND INCOME FUND

The Growth and Income Fund invests primarily in growth-and-income mutual funds, with 65 percent of assets invested domestically and 35 percent internationally, as in the Capital Appreciation and Leveraged Growth Funds. For the year ending September 30, the Fund's total return was 12.18 percent, compared with 11.94 percent for a similar balance of growth-and-income funds tracked by Morning-star. According to Morningstar, the Fund's volatility is about 45 percent less than the average of funds in its category.

NOTE: A graph appears at this location in the text comparing the change in value of a $10,000 investment in the Merriman Growth & Income Fund and the S&P 500 Index.

Start Date                                   12/29/88
End Date                                     09/30/96
Beginning Value                              $10,000
End Value - Merriman Growth & Income Fund    $17,685
End Value - S&P 500 Index                    $31,153
Average Annual Total Return of          1YR           5YR        Since Inception
  Merriman Growth & Income Fund        12.18%        7.17%            7.63%

This Fund did not suffer to the same extent from the market whipsaws in the first and second quarters of our fiscal year, largely because the Fund's portfolio concentrates on large-cap funds. Those funds performed better than the more aggressive funds held by the Capital Appreciation and Leveraged Growth Funds.

MERRIMAN ASSET ALLOCATION FUND

The Asset Allocation Fund spreads its investments among five major asset groups and applies disciplined timing models to each one. Our present policies allocate 30 percent of the Fund's portfolio to U.S. equity funds, 30 percent to international equity funds, 15 percent to U.S. bond funds, 15 percent to international bond funds, and 10 percent to gold funds.

NOTE: A graph appears at this location in the text comparing the change in value of a $10,000 investment in the Merriman Asset Allocation Fund and the S&P 500 Index.

Start Date                                   05/02/89
End Date                                     09/30/96
Beginning Value                              $10,000
End Value - Merriman Asset Allocation Fund   $17,083
End Value - S&P 500 Index                    $26,604
Average Annual Total Return of          1YR           5YR        Since Inception
  Merriman Asset Allocation Fund       7.41%         7.66%            7.48%

For the year ending September 30, the Fund's total return was 7.41 percent. According to Morningstar, an untimed portfolio of the same balance of funds appreciated 11.75 percent. However, the Fund's volatility was about 30 percent less than such an untimed portfolio.

Although our timing systems often result in underperformance for our funds during market advances, we continue to believe strongly that investors need defensive protection from the very real threat of severe corrections, both in equities and in bonds. It is true that markets always feel safest after they have made a major advance. However, this is often just the time when those markets are at the greatest risk.

Our job is to minimize that risk, and we continue to watch each of our investments every business day. And every day, we are grateful for your confidence in the Merriman Mutual Funds and in our defensive approach to investing.

Sincerely,



Paul A. Merriman
President

                          Merriman Flexible Bond Fund
                            Portfolio of Investments
                               September 30, 1996

                                                                    Market Value
    Shares                                                             (Note 2A)
    ------                                                          ------------

                High Grade Corporate Bond Funds: 33.19%
                ---------------------------------------
   281,189      Babson Bond Trust - Long Term ..................      $  424,595
    33,475      Columbia Fixed Income Securities Fund ..........         432,159
    30,201      Dreyfus A Bond Plus, Inc. ......................         431,267
    41,856      Fidelity Intermediate Bond Fund ................         418,564
    36,101      T. Rowe Price New Income Fund ..................         316,421
    32,009      Scudder Income Fund ............................         423,485
    49,806      Stein Roe Intermediate Bond Fund ...............         428,332
                                                                         -------

                Total High Grade Corporate Bond Funds
                (Cost $2,874,643) ..............................       2,874,643
                                                                       ---------

                High-Yield Corporate Bond Funds: 29.68%
                ---------------------------------------
    45,366      Federated High Income Bond Fund ................         513,995
    55,689      Federated High Yield Trust .....................         509,551
    41,820      Fidelity Advisor High Yield Fund ...............         516,475
    71,541      INVESCO Bond High Yield Fund ...................         502,217
    48,640      Northeast Investors Trust ......................         528,232
                                                                         -------

                Total High-Yield Corporate Bond Funds
                (Cost $2,305,000) ..............................       2,570,470
                                                                       ---------

                International Bond Funds: 35.16%
                --------------------------------
    36,328      Benham European Govt Bond Fund .................         427,949
    38,219      Federated International Income Fund ............         431,879
    43,367      Fidelity Global Bond Fund ......................         418,061
    29,719      G.T. Global High Income Fund Class A ...........         438,657
    42,815      T. Rowe Price International Bond Fund ..........         442,279
    36,340      Scudder Emerging Markets Income Fund ...........         467,330
    37,644      Scudder International Bond Fund ................         419,353
                                                                         -------

                Total International Bond Funds
                (Cost $2,972,392) ..............................       3,045,508
                                                                       ---------

 Principal
    Amount
 ---------

                Short-Term Demand Notes:  1.91%
                -------------------------------
   $82,000      Johnson Controls, Inc.,
                5.2160%, 03/03/97...............................          82,000
    83,000      Wisconsin Electric Power Company,
                5.2356%, 02/14/97...............................          83,000
                                                                          ------

                Total Short-Term Demand Notes
                (Cost $165,000).................................         165,000
                                                                         -------

                Total Investment in Securities
                (Cost $8,317,035) (a)..........................99.94%  8,655,621
                Other Assets
                  Less Liabilities............................. 0.06%      4,929
                                                                ----       -----

                NET ASSETS....................................100.00% $8,660,550
                                                             =======  ==========


(a)     Cost for federal income tax purposes is the same and
        net unrealized appreciation consists of:
                        Gross unrealized appreciation                $  351,172
                        Gross unrealized depreciation                   (12,586)
                                                                        -------

                        Net Unrealized Appreciation                  $  338,586
                                                                        =======

                 See Accompanying Notes to Financial Statements

                         Merriman Growth & Income Fund
                            Portfolio of Investments
                               September 30, 1996

                                                                    Market Value
    Shares                                                             (Note 2A)
    ------                                                          ------------
                Domestic Equity Funds:  61.52%
                ------------------------------
    20,815      Columbia Common Stock Fund......................   $     435,240
    14,691      Fidelity Growth & Income Fund...................         425,735
    55,848      Founders Blue Chip Fund.........................         437,845
    67,840      GT Global Growth & Income Fund..................         467,415
    19,017      INVESCO Value Equity Fund.......................         443,470
    22,609      Janus Growth & Income Fund......................         448,552
    24,277      Lexington Growth & Income Fund..................         453,746
    17,880      Neuberger & Berman Guardian Fund................         442,522
    19,737      T. Rowe Price Growth & Income Fund..............         427,103
    23,434      SAFECO Income Fund..............................         469,373
    23,769      Salomon Brothers Investors Fund.................         452,087
    14,610      Strong Total Return Fund........................         450,275
                                                                         -------

                Total Domestic Equity Funds
                (Cost $5,094,420)...............................       5,353,363
                                                                       ---------

                International Equity Funds:  33.20%
                -----------------------------------
    24,838      Fidelity Int'l Growth & Income Fund.............         474,663
    27,083      INVESCO European Fund...........................         420,592
    15,682      Janus Worldwide Growth Fund.....................         541,201
    30,644      T. Rowe Price European Stock Fund...............         508,379
    36,344      T. Rowe Price International Stock Fund..........         491,735
    16,406      Scudder Global Fund.............................         452,644
                                                                         -------

                Total International Equity Funds
                (Cost $2,436,917)...............................       2,889,214
                                                                       ---------

                Money Market Funds:  1.08%
                --------------------------
    19,380      Fidelity Cash Reserves Fund.....................          19,380
    61,048      Lexington Money Market Fund.....................          61,048
    13,089      Strong Money Market Fund........................          13,089
                                                                          ------

                Total Money Market Funds
                (Cost $93,517)..................................          93,517
                                                                          ------
 Principal
    Amount
 ---------
                Short-Term Demand Notes:   3.89%
                --------------------------------
$  150,200      Johnson Controls, Inc.,
                5.2160%, 03/03/97...............................         150,200
    75,000      American Family Financial Services,
                5.1956%, 05/16/97...............................          75,000
    13,400      Pitney Bowes, Inc.,
                5.1946%, 01/31/97...............................         113,400
                                                                         -------

                Total Short-Term Demand Notes
                (Cost $338,600).................................         338,600
                                                                         -------

                Total Investment in Securities
                (Cost $7,963,454) (a)..........................99.69%  8,674,694

                Other Assets,
                  Less Liabilities..............................0.31%     27,140
                                                               -----      ------

                NET ASSETS....................................100.00% $8,701,834
                                                             =======  ==========

(a)     Cost for federal income tax purposes is the same and
        net unrealized appreciation consists of:
                        Gross unrealized appreciation                 $  711,240
                        Gross unrealized depreciation                          0
                                                                         -------

                        Net Unrealized Appreciation                   $  711,240
                                                                         =======

                  See Accompany Notes to Financial Statements

                       Merriman Capital Appreciation Fund
                            Portfolio of Investments
                              September 30, 1996

                                                                    Market Value
    Shares                                                             (Note 2A)
    ------                                                          ------------
                Domestic Equity Funds:  56.50%
                ------------------------------
    50,391      Founders Growth Fund............................$        849,598
    57,433      T. Rowe Price Capital Appreciation Fund.........         867,811
    33,762      T. Rowe Price Growth Stock Fund.................         888,617
    37,748      T. Rowe Price New Horizon Fund..................         909,356
    38,550      Scudder Capital Growth Fund.....................         872,767
    29,081      Stein Roe Capital Opportunity Fund..............         902,677
    42,018      Strong Discovery Fund...........................         702,129
    41,543      20th Century Growth Fund........................         898,991
    28,292      USAA Aggressive Growth Fund.....................         906,204
    39,945      USAA Growth Fund................................         707,828
     6,192      WPG Growth Fund.................................         909,907
                                                                         -------

                Total Domestic Equity Funds
                (Cost $9,014,386)...............................       9,415,885
                                                                       ---------

                International Equity Funds:  38.27%
                -----------------------------------
    41,091      Federated International Equity Fund Class A ....         701,011
    75,702      Fidelity European Capital App Fund .............       1,051,508
    39,387      Founders Worldwide Growth Fund .................         854,300
    63,102      T. Rowe Price European Stock Fund ..............       1,046,867
    97,187      T. Rowe Price New Asia Fund ....................         856,219
    37,078      Scudder Global Fund ............................       1,022,989
    51,358      Scudder Pacific Opportunity Fund ...............         844,329
                                                                         -------

                Total International Equity Funds
                (Cost $5,853,117)...............................       6,377,223
                                                                       ---------

                Money Market Funds:  2.94%
                --------------------------
   375,881      Lexington Money Market Fund.....................         375,881
   113,742      20th Century Cash Reserves Fund.................         113,742
                                                                         -------

                Total Money Market Funds
                (Cost $489,623).................................         489,623
                                                                         -------
 Principal
    Amount
 ---------

                Short-Term Demand Notes:  2.21%
                -------------------------------
$  134,400      Johnson Controls, Inc.,
                5.216%, 03/03/97................................         134,400
    30,700      American Family Financial Services,
                5.1956%, 05/16/97...............................          30,700
   203,400      Wisconsin Electric Power Company,
                5.2356% 02/14/97................................         203,400
                                                                         -------

                Total Short-Term Demand Notes
                (Cost $368,500).................................         368,500
                                                                         -------
                Total Investment in Securities
                (Cost $15,725,626) (a)........................99.92%  16,651,231

                Other Assets
                   Less Liabilities............................0.08%      13,581
                                                              -----       ------

                NET ASSETS...................................100.00% $16,664,812
                                                            =======  ===========

        (a) Cost for federal income tax purposes is the same and net unrealized appreciation consists of:

                Gross unrealized appreciation...................     $1,087,147
                Gross unrealized depreciation...................       (161,542)
                                                                       --------
                Net Unrealized Appreciation.....................     $   925,605
                                                                         =======

                 See Accompanying Notes to Financial Statements

                         Merriman Asset Allocation Fund
                            Portfolio of Investments
                               September 30, 1996

                                                                    Market Value
    Shares                                                             (Note 2A)
    ------                                                             ---------
                Domestic Equity Funds:  26.39%
                ------------------------------
    54,613      Founders Growth Fund ...........................        $920,771
    38,215      T. Rowe Price New Horizons Fund ................         920,596
    40,385      Scudder Capital Growth Fund ....................         914,328
    31,054      Stein Roe Capital Opportunity Fund .............         963,910
    57,060      20th Century Vista Fund ........................         960,321
                                                                         -------

                Total Domestic Equity Funds
                (Cost $4,391,626)...............................       4,679,926
                                                                       ---------

                International Equity Funds:  33.69%
                -----------------------------------
    83,449      Fidelity European Capital Appreciation Fund.....       1,159,113
    69,073      INVESCO European Fund...........................       1,072,704
    57,413      INVESCO Strategic Basin Fund....................         837,653
    63,736      T. Rowe Price European Stock Fund...............       1,057,381
   101,852      T. Rowe Price New Asia Fund.....................         897,315
    34,446      Scudder Global Fund.............................         950,373
                                                                         -------

                Total International Equity Funds
                (Cost $5,325,840)...............................       5,974,539
                                                                       ---------

                High Grade Corporate Bond Funds:  2.13%
                ---------------------------------------
    28,499      Scudder Income Fund.............................         377,042
                                                                         -------

                Total High Grade Corporate Bond Funds
                (Cost $377,042).................................         377,042
                                                                         -------

                High Yield Corporate Bond Funds:  11.53%
                ----------------------------------------
    54,207      Federated High Income Bond Fund.................         614,162
    77,029      Federated High Yield Trust......................         704,813
    66,827      Northeast Investors Trust.......................         725,737
                                                                         -------

                Total High Yield Corporate Bond Funds
                (Cost $1,837,672)...............................       2,044,712
                                                                       ---------

                International Bond Funds:  14.00%
                ---------------------------------
    50,811      Benham European Gov't Bond Fund.................         598,557
    56,308      Federated Int'l Income Fund Class A.............         636,278
    50,514      Scudder Emerging Markets Fund...................         649,606
    53,673      Scudder International Bond Fund.................         597,913
                                                                         -------
                Total International Bond Funds
                (Cost $2,417,107)...............................       2,482,354
                                                                       ---------

                Money Market Funds:  10.04%
                ---------------------------
   312,691      Benham Government Agency Fund...................         312,691
   319,125      Lexington Money Market Fund.....................         319,125
   161,938      T. Rowe Price Prime Reserve Fund................         161,938
    21,791      Stein Roe Cash Reserves Fund....................          21,791
   310,406      United Services US Treasury Fund................         310,406
   655,342      USAA Money Market Fund..........................         655,342
                                                                         -------
                Total Money Market Funds
                (Cost $1,781,293)...............................       1,781,293
                                                                       ---------

 Principal
    Amount
 ---------
                Short-Term Demand Notes:  1.67%
                -------------------------------
 $ 296,400      Johnson Controls, Inc.,
                5.2160% 03/03/97................................$        296,400
                                                                         -------

                Total Short-Term Demand Notes
                (Cost $296,400).................................         296,400
                                                                         -------

                Total Investment in Securities
                (Cost $16,426,980) (a)........................99.45%  17,636,266

                Other Assets
                   Less liabilities............................0.55%      97,056
                                                              -----       ------

                NET ASSETS...................................100.00% $17,733,322
                                                            =======  ===========


(a) Cost for federal income tax purposes is the same and net unrealized appreciation consists of:

                Gross unrealized appreciation...................     $1,217,337
                Gross unrealized depreciation...................         (8,051)
                                                                         ------

                Net Unrealized Appreciation.....................     $1,209,286
                                                                     ==========

                  See Accompany Notes to Financial Statements

                         Merriman Leveraged Growth Fund
                            Portfolio of Investments
                               September 30, 1996

                                                                    Market Value
    Shares                                                             (Note 2A)
    ------                                                             ---------
                Domestic Equity Funds:  85.81%
                ------------------------------
    33,567      Columbia Special Fund...........................$        800,917
    22,205      Federated Stock Trust...........................         741,859
    46,182      Founders Growth Fund............................         778,633
    32,089      Founders Discovery Fund.........................         831,103
    23,161      Founders Frontier Fund..........................         824,060
    30,145      T. Rowe Price Growth Stock Fund.................         793,408
    34,262      T. Rowe Price New Horizons Fund.................         825,377
    33,467      Scudder Capital Growth Fund.....................         757,699
    18,240      Scudder Development Fund........................         748,584
    26,789      SteinRoe Capital Opportunity Fund...............         831,526
    27,392      SteinRoe Growth Stock Fund......................         788,623
    37,092      20th Century Growth Fund........................         802,671
    49,483      20th Century Vista Fund.........................         832,791
    25,908      USAA Aggressive Growth Fund.....................         829,840
    37,100      USAA Growth Fund................................         657,410
    23,591      Value Line Leveraged Growth Fund................         810,114
     5,528      WPG Growth Fund.................................         812,292
                                                                         -------

                Total Domestic Equity Funds
                (Cost $12,808,693)..............................      13,466,907
                                                                      ----------

                International Equity Funds:  50.64%
                -----------------------------------
    46,627      Federated Int'l Equity Fund Class A.............         795,452
    61,917      Fidelity European Capital App Fund..............         860,026
    35,832      Founders Worldwide Growth Fund..................         777,199
    52,545      G.T. Global Emerging Markets Fund Class A.......         771,888
    49,570      INVESCO European Fund...........................         769,823
    23,690      Janus Worldwide Fund............................         817,536
    51,618      T. Rowe Price European Stock Fund...............         856,339
    87,165      T. Rowe Price New Asia Fund.....................         767,924
    27,599      Scudder Global Fund.............................         761,447
    46,856      Scudder Pacific Opportunity Fund................         770,308
                                                                         -------

                Total International Equity Funds
                (Cost $7,255,361)...............................       7,947,942
                                                                       ---------


 Principal
    Amount
 ---------
                Short-Term Demand Notes:  0.08%
$   12,900      American Family Financial Services,
                5.1956%, 05/16/97...............................$         12,900
                                                                          ------

                Total Short-Term Demand Notes
                (Cost $12,900)..................................          12,900
                                                                          ------

                Total Investment in Securities
                (Cost $20,076,954) (a)......................136.53% 21,427,749

                Other Assets,
                  Less Liabilities..........................(36.53%)(5,733,622)
                                                            ------  ----------

                NET ASSETS..................................100.00% $15,694,127
                                                           =======  ===========

(a) Cost for federal income tax purposes is the same and net unrealized appreciation consists of:

                Gross unrealized appreciation...................     $1,494,538
                Gross unrealized depreciation...................       (143,743)
                                                                       --------

                Net Unrealized Appreciation.....................     $1,350,795
                                                                     ==========

                 See Accompanying Notes to Financial Statements

                                                        STATEMENTS OF ASSETS AND LIABILITIES
                                                                  September 30, 1996


                                                                             Merriman       Merriman        Merriman        Merriman
                                                            Merriman         Growth &       Capital          Asset         Leveraged
                                                         Flexible Bond        Income      Appreciation     Allocation        Growth
                                                              Fund             Fund           Fund            Fund            Fund
                                                              ----             ----           ----            ----            ----
Assets
   Investments in securities, at market value
     (identified cost $8,317,035, $7,963,454,
     $15,725,626, $16,426,980 and $20,076,954
     respectively) (Note 2)                                $ 8,655,621     $8,674,694      $16,651,231    $17,636,266    $21,427,749
   Cash                                                         15,353          5,353           10,188         15,604          2,717
   Dividends and interest receivable                            29,287         77,202           63,480         70,114        126,186
   Receivable for securities sold                            2,869,657              -                -        377,042              -
   Receivable for fund shares sold                                   -          4,000              200         59,740            700
   Deferred organization expenses                                    -              -                -              -          1,151
                                                             ---------      ---------       ----------     ----------     ----------

     Total assets                                           11,569,918      8,761,249       16,725,099     18,158,766     21,558,503
                                                            ----------      ---------       ----------     ----------     ----------

Liabilities
   Loan payable to custodian bank                                    -              -                -              -      5,800,000
   Accrued management fees                                       7,044          8,845           16,864         17,927         15,899
   Other accrued expenses                                        9,008         11,142           23,797         25,475         48,477
   Payable for securities purchased                          2,874,642              -                -        377,042              -
   Payable for fund shares redeemed                             12,713         39,428           19,626          5,000              -
   Distributions payable                                         5,961              -                -              -              -
                                                             ---------         ------           ------        -------      ---------

     Total liabilities                                       2,909,368         59,415           60,287        425,444      5,864,376
                                                             ---------         ------           ------        -------      ---------

Net Assets
   (Applicable to 835,640, 747,250, 1,524,135, 1,526,903
   and 1,275,683 shares of beneficial interest with no
   par value, unlimited number of shares authorized)       $ 8,660,550     $8,701,834      $16,664,812    $17,733,322    $15,694,127
                                                           ===========     ==========      ===========    ===========    ===========

Pricing of Shares
   Net asset value, offering and redemption price
      per share
   $ 8,660,550 /   835,640 shares                          $     10.36
                                                           ===========
   $ 8,701,834 /   747,250 shares                                          $    11.65
                                                                           ==========
   $16,664,812 / 1,524,135 shares                                                          $     10.93
                                                                                           ===========
   $17,733,322 / 1,526,903 shares                                                                         $     11.61
                                                                                                          ===========
   $15,694,127 / 1,275,683 shares                                                                                        $     12.30
                                                                                                                         ===========


Net assets
   At September 30, 1996, net assets consisted of:
     Paid-in capital                                      $  8,407,633      $7,209,221     $14,368,480    $14,926,715    $13,640,366
     Undistributed net investment income                        31,335          36,648               -        223,937              -
     Accumulated net realized gain (loss)                     (117,004)        744,725       1,370,727      1,373,384        702,966
     Unrealized appreciation on investments                    338,586         711,240         925,605      1,209,286      1,350,795
                                                             ---------       ---------      ----------     ----------     ----------

                                                          $  8,660,550      $8,701,834     $16,664,812    $17,733,322    $15,694,127
                                                          ============      ==========     ===========    ===========    ===========

See Accompanying Notes to Financial Statements

                                                                 STATEMENTS OF OPERATIONS
                                                              Year Ended September 30, 1996



                                                                             Merriman       Merriman        Merriman        Merriman
                                                            Merriman         Growth &       Capital          Asset         Leveraged
                                                         Flexible Bond        Income      Appreciation     Allocation        Growth
                                                              Fund             Fund           Fund            Fund            Fund
                                                              ----             ----           ----            ----            ----

Investment income
   Interest                                                $    15,208    $    14,999      $    18,851    $    18,957    $   15,970
   Dividends                                                   635,445        355,548          645,925        842,686       387,920
                                                               -------        -------          -------        -------       -------

     Total investment income                                   650,653        370,547          664,776        861,643       403,890
                                                               -------        -------          -------        -------       -------
Expenses
   Management fees (Note 3)                                     86,416        113,042          232,703        248,132       172,334
   Accounting services                                          17,490         18,718           37,803         41,618        25,355
   Custodian fees                                                3,311          3,404            5,067          6,287         5,320
   Transfer agent fees                                          13,046         14,929           41,556         40,406        19,667
   Interest expense (Note 4)                                         -              -                -              -       269,359
   Professional services                                         3,583          4,888           10,134         10,451         6,786
   Registration fees                                             3,595          4,077           10,984         11,064         8,423
   Insurance and other                                              43             65              735             10           371
   Printing                                                        805            810            1,736          1,922         1,176
   Trustees fees                                                   104            194              620            576           421
   Amortization of organization expenses                             -              -                -              -         1,742
                                                                ------        -------          -------        -------       -------


   Total expenses                                              128,393        160,127          341,338        360,466       510,954
                                                               -------        -------          -------        -------       -------

   Net investment income (loss)                                522,260        210,420          323,438        501,177      (107,064)
                                                               -------        -------          -------        -------      --------


Realized and Unrealized gain (loss)
   on investments
   Net realized gain from security transactions                 11,709        833,675        1,371,325      1,200,254       720,399
   Capital gain distributions from regulated investment
     companies                                                   2,057        257,241        1,085,491        403,950       679,989
   Increase (decrease) in unrealized appreciation of
     investments                                                99,779       (264,367)      (1,896,938)      (735,043)      (64,087)
                                                                ------       --------       ----------       --------       -------

   Net realized and unrealized gain on investments             113,545        826,549          559,878        869,161     1,336,301
                                                               -------        -------          -------        -------     ---------

   Net increase in net assets resulting from
    operations                                             $   635,805    $ 1,036,969      $   883,316    $ 1,370,338    $1,229,237
                                                           ===========    ===========      ===========    ===========    ==========

See Accompanying Notes to Financial Statements

                                                                   STATEMENTS OF CHANGES IN NET ASSETS

                                                                Merriman Flexible  Bond Fund         Merriman Growth & Income Fund
                                                                ----------------------------         -----------------------------
                                                               Year Ended         Year Ended         Year Ended         Year Ended
                                                              September 30,      September 30,      September 30,      September 30,
                                                                 1996               1995                1996              1995
                                                                 ----               ----                ----              ----
Operations:
   Net investment income                                       $  522,260         $  477,393         $  210,420         $  204,709
   Net realized gain on investments                                11,709             12,563            833,675            145,339
   Capital gain distributions from regulated investment
     companies                                                      2,057                  -            257,241             55,403
   Net increase (decrease) in unrealized appreciation on
     investments                                                   99,779            242,467           (264,367)           975,607
                                                                  -------            -------           --------            -------

   Net increase in net assets resulting from operations           635,805            732,423          1,036,969          1,381,058

Distributions to shareholders:
   Distributions from net realized gain on investments                  -                  -           (547,218)          (772,792)
   Distributions from net investment income                      (521,876)          (481,041)          (217,137)          (183,504)

Capital share transactions:
   Decrease in net assets resulting from capital
     share transactions (Note 5)                                  (45,450)        (2,201,254)          (919,075)        (1,777,320)
                           -                                      -------         ----------           --------         ----------

   Total increase (decrease)                                       68,479         (1,949,872)          (646,461)        (1,352,558)

Net assets
   Beginning of year                                            8,592,071         10,541,943          9,348,295         10,700,853
                                                                ---------         ----------          ---------         ----------
   End of year*                                                $8,660,550         $8,592,071         $8,701,834         $9,348,295
                                                               ==========         ==========         ==========         ==========

* Including undistributed net investment income of:            $   31,335         $   30,951         $    36,648        $   43,365
                                                               ==========         ==========         ===========        ==========


                                                                     Merriman Capital                        Merriman Asset
                                                                    Appreciation Fund                       Allocation Fund
                                                                    -----------------                       ---------------
                                                               Year Ended         Year Ended         Year Ended         Year Ended
                                                              September 30,      September 30,      September 30,      September 30,
                                                                  1996               1995                1996              1995
                                                                  ----               ----                ----              ----
Operations:
   Net investment income                                       $  323,438         $  183,702          $  501,177        $  519,782
   Net realized gain on investments                             1,371,325            696,597           1,200,254           150,214
   Capital gain distributions from regulated investment
     companies                                                  1,085,491            131,629             403,950            64,624
   Net increase (decrease) in unrealized appreciation on
     investments                                               (1,896,938)         2,343,249            (735,043)        1,105,563
                                                               ----------          ---------            --------         ---------

   Net increase in net assets resulting from operations           883,316          3,355,177           1,370,338         1,840,183

Distributions to shareholders:
   Distributions from net realized gain on investments         (1,914,315)        (1,568,532)           (446,499)       (1,493,203)
   Distributions from net investment income                      (385,016)          (143,190)           (300,168)         (522,635)

Capital share transactions:
   Decrease in net assets resulting from capital
     share transactions (Note 5)                               (4,124,143)        (5,017,157)          (5,522,839)      (7,175,623)
                                                               ----------         ----------           ----------       ----------
   Total decrease                                              (5,540,158)        (3,373,702)          (4,899,168)      (7,351,278)

Net assets
   Beginning of year                                           22,204,970         25,578,672           22,632,490       29,983,768
                                                               ----------         ----------           ----------       ----------
   End of year*                                               $16,664,812        $22,204,970          $17,733,322      $22,632,490
                                                              ===========        ===========          ===========      ===========


* Including undistributed net investment income of:           $         -        $    61,578          $   223,937      $    22,928
                                                               ==========        ===========          ===========      ===========

See Accompanying Notes to Financial Statements

                                                                Merriman Leveraged Growth Fund
                                                                ------------------------------
                                                                Year Ended        Year Ended
                                                              September 30,      September 30,
                                                                  1996               1995
                                                                  ----               ----
Operations:
   Net investment loss                                         $ (107,064)        $  (48,768)
   Net realized gain on investments                               720,399            180,865
   Capital gain distributions from regulated investment
     companies                                                    679,989             84,827
   Net increase (decrease) in unrealized appreciation on
     investments                                                  (64,087)         1,414,882
                                                                 --------          ---------

   Net increase in net assets resulting from operations         1,229,237          1,631,806

Distributions to shareholders:
   Distributions from net realized gains on investments          (749,459)          (227,723)

Capital share transactions:
   Increase in net assets resulting from
     capital share transactions (Note 5)                        5,528,019          2,822,845
                                      -                         ---------          ---------

   Total increase                                               6,007,797          4,226,928

Net assets
   Beginning of year                                            9,686,330          5,459,402
                                                                ---------          ---------
   End of year*                                               $15,694,127        $ 9,686,330
                                                              ===========        ===========


* Including undistributed net investment income of:           $         -        $         -
                                                               ==========         ==========

See Accompany Notes to Financial Statements

                                                          MERRIMAN LEVERAGED GROWTH FUND
                                                              STATEMENTS OF CASH FLOW
                                                               Year Ended         Year Ended
                                                              September 30,      September 30,
                                                                  1996               1995
                                                                  ----               ----

INCREASE (DECREASE) IN CASH Cash flows from operating activities:
   Dividends and interest received                             $  305,984         $  103,585
   Operating expenses paid                                       (485,475)          (170,054)
   Net proceeds from disposition of short-term investments        347,785          5,175,724
   Purchases of portfolio securities                          (58,806,738)       (16,666,208)
   Proceeds from disposition of portfolio securities           52,053,829          5,020,702
                                                               ----------          ---------
     Net cash used for operating activities                    (6,584,615)        (6,536,251)
                                                               ----------         ----------

Cash flows from financing activities:
   Proceeds from capital shares sold                            7,850,862          3,834,146
   Payments on capital shares redeemed                         (3,042,113)        (1,292,318)
   Cash dividends paid *                                          (21,443)            (5,551)
   Net increase in loan payable to custodian bank               1,800,000          4,000,000
                                                                ---------          ---------
     Net cash provided by financing activities                  6,587,306          6,536,277
                                                                ---------          ---------
   Net change in cash                                               2,691                 26
   Cash at beginning of period                                         26                  -
                                                                ---------          ---------
   Cash at end of period                                       $    2,717         $       26
                                                               ==========         ==========

Reconciliation of net increase in net assets resulting from
   operations to net cash used for operating activities:
   Net increase in net assets resulting from operations        $1,229,237         $1,631,806
                                                               ----------         ----------

   Adjustments  to reconcile  net increase in net assets from operations to net cash used for operating activities:
   Increase in investment in securities                        (7,741,424)        (8,179,975)
   Increase in dividends and interest receivable                  (97,905)           (21,137)
   Decrease in deferred organization expenses                       1,742              1,737
   Increase in accrued management fees                              5,993              9,910
   Increase in other accrued expenses                              17,742             21,408
                                                                ---------          ---------

     Total adjustments                                         (7,813,852)        (8,168,057)
                                                               ----------         ----------

     Net cash used for operating activities                   $(6,584,615)       $(6,536,251)
                                                              ===========        ===========

* Non-cash financing activities included herein consist of reinvestment of distributions to shareholders of $728,016 and $223,529, respectively.

See Accompanying Notes to Financial Statements

                                                      Merriman Mutual Funds
                                                      Financial Highlights

                                                       Flexible Bond Fund
                                         (for a share outstanding throughout the period)
                                                    Year Ended September 30,
                                                 1996              1995               1994               1993               1992
                                                 ----              ----               ----               ----               ----
Net asset value, beginning of period          $ 10.23            $ 9.94            $ 10.97            $ 10.78            $ 10.19
                                              -------            ------            -------            -------            -------

Income from investment operations
   Net investment income                         0.63              0.55               0.42               0.52               0.66
   Net gains or losses on securities
     (realized and unrealized)                   0.13              0.29              (0.37)              0.65               0.59
                                              -------            ------            -------            -------            -------
     Total from investment operations            0.76              0.84               0.05               1.17               1.25
                                              -------            ------            -------            -------            -------

Less distributions:
   From investment income                       (0.63)            (0.55)             (0.42)             (0.52)             (0.66)
   From realized capital gains                      -                 -              (0.66)             (0.46)                 -
                                              -------            ------            -------              -----              -----
     Total distributions                        (0.63)            (0.55)             (1.08)             (0.98)             (0.66)
                                              -------            ------            -------              -----              -----
Net asset value, end of period                $ 10.36           $ 10.23             $ 9.94            $ 10.97            $ 10.78
                                              =======           =======             ======            =======            =======
Total return                                     7.62%             8.63%              0.36%             11.61%             12.65%

Net assets end of period ($000)               $ 8,661           $ 8,592            $10,542            $12,917            $11,175
Ratio of expenses to average net assets          1.49%             1.50%              1.50%              1.54%              1.51%
Ratio of net income to average net assets        6.05%             5.17%              3.89%              4.91%              6.26%

Portfolio turnover rate                        139.77%           291.46%            472.49%            272.87%              2.92%


                                                       Growth & Income Fund
                                         (for a share outstanding throughout the period)
                                                     Year Ended September 30,
                                                 1996              1995               1994               1993               1992
                                                 ----              ----               ----               ----               ----
Net asset value, beginning of period          $ 11.32           $ 10.86            $ 10.92            $ 11.58            $ 11.37
                                              -------           -------            -------            -------            -------
Income from investment operations
   Net investment income                         0.27              0.24               0.11               0.11               0.19
   Net gains or losses on securities
     (realized and unrealized)                   1.02              1.29              (0.04)              0.44               0.21
                                              -------           -------            -------            -------            -------
     Total from investment operations            1.29              1.53               0.07               0.55               0.40
                                              -------           -------            -------            -------            -------
Less distributions:
   From investment income                       (0.27)            (0.21)             (0.13)             (0.09)             (0.19)
   From realized capital gains                  (0.69)            (0.86)                 -              (1.12)                 -
                                              -------           -------            -------            -------            -------

     Total distributions                        (0.96)            (1.07)             (0.13)             (1.21)             (0.19)
                                              -------           -------            -------            -------            -------
Net asset value, end of period                $ 11.65           $ 11.32            $ 10.86            $ 10.92            $ 11.58
                                              =======           =======            =======            =======            =======
Total return                                    12.18%            15.41%              0.62%              4.86%              3.52%

Net assets end of period ($000)               $ 8,702           $ 9,348            $10,701            $16,778            $21,554
Ratio of expenses to average net assets          1.77%             1.76%              1.90%              1.69%              1.60%
Ratio of net income to average net assets        2.33%             2.10%              0.87%              0.93%              1.64%

Portfolio turnover rate                        133.00%            78.64%            240.27%            200.67%             90.71%


                                                         Merriman Mutual Funds
                                                    Financial Highlights (continued)

                                                       Capital Appreciation Fund
                                         (for a share outstanding throughout the period)
                                                        Year Ended September 30,
                                                 1996              1995               1994               1993               1992
                                                 ----              ----               ----               ----               ----
Net asset value, beginning of period          $ 11.69           $ 10.82            $ 11.63            $ 11.52            $ 11.43
                                              -------           -------            -------            -------            -------
Income from investment operations
   Net investment income                         0.19              0.09               0.19                  -               0.27
   Net gains or losses on securities
     (realized and unrealized)                   0.37              1.56              (0.38)              1.29               0.09
                                              -------           -------            -------            -------            -------
     Total from investment operations            0.56              1.65              (0.19)              1.29               0.36
                                              -------           -------            -------            -------            -------
Less distributions:
   From investment income                       (0.22)            (0.07)             (0.16)             (0.04)             (0.27)
   From realized capital gains                  (1.10)            (0.71)             (0.46)             (1.14)                 -
                                              -------           -------            -------            -------            -------
     Total distributions                        (1.32)            (0.78)             (0.62)             (1.18)             (0.27)
                                              -------           -------            -------            -------            -------
Net asset value, end of period                $ 10.93           $ 11.69            $ 10.82            $ 11.63            $ 11.52
                                              =======           =======            =======            =======            =======
     Total return                                5.69%            16.43%             (1.64)%            11.69%              3.14%

Net assets end of period ($000)              $ 16,665           $22,205            $25,579            $39,037            $43,704
Ratio of expenses to average net assets          1.84%             1.78%              1.58%              1.51%              1.46%
Ratio of net income to average net assets        1.74%             0.80%              1.70%              0.04%              2.48%

Portfolio turnover rate                        254.77%           146.40%            344.25%            241.90%            122.09%



                                                       Asset Allocation Fund
                                         (for a share outstanding throughout the period)
                                                      Year Ended September 30,
                                                 1996              1995               1994               1993               1992
                                                 ----              ----               ----               ----               ----
Net asset value, beginning of period          $ 11.21           $ 11.22            $ 11.97            $ 10.74            $ 10.82
                                              -------           -------            -------            -------            -------
Income from investment operations
   Net investment income                         0.30              0.25               0.19               0.10               0.31
   Net gains or losses on securities
     (realized and unrealized)                   0.50              0.62               0.15               1.76              (0.08)
                                              -------           -------            -------            -------            -------
     Total from investment operations            0.80              0.87               0.34               1.86               0.23
                                              -------           -------            -------            -------            -------
Less distributions:
   From investment income                       (0.16)            (0.25)             (0.20)             (0.10)             (0.31)
   From realized capital gains                  (0.24)            (0.63)             (0.89)             (0.53)                 -
                                              -------           -------            -------            -------            -------
     Total distributions                        (0.40)            (0.88)             (1.09)             (0.63)             (0.31)
                                              -------           -------            -------            -------            -------
Net asset value, end of period                $ 11.61           $ 11.21            $ 11.22           $  11.97            $ 10.74
                                              =======           =======            =======           ========            =======
Total return                                     7.41%             8.49%              2.91%             18.11%              2.13%

Net assets end of period ($000)              $ 17,733           $22,632            $29,984           $ 29,492            $26,508
Ratio of expenses to average net assets          1.82%             1.76%              1.56%              1.52%              1.52%
Ratio of net income to average net assets        2.53%             2.11%              1.63%              0.85%              2.87%

Portfolio turnover rate                        204.55%           288.45%            449.55%            225.96%            132.56%

                                                       Merriman Mutual Funds
                                                  Financial Highlights (continued)

                                                       Leveraged Growth Fund
                                         (for a share outstanding throughout the period)
                                                      Year Ended September 30,
                                                  1996              1995               1994               1993                1992**
                                                  ----              ----               ----               ----                ------
Net asset value, beginning of period           $ 12.30           $ 10.42            $ 10.41            $ 10.04             $ 10.00
                                               -------           -------            -------            -------             -------
Income from investment operations
   Net investment income (loss)                  (0.08)            (0.04)              0.07               0.06                0.04
   Net gains on securities
     (realized and unrealized)                    0.84              2.33               0.03               0.37                   -
                                               -------           -------            -------            -------             -------
     Total from investment operations             0.76              2.29               0.10               0.43                0.04
                                               -------           -------            -------            -------             -------
Less distributions:
    From investment income                           -             (0.07)             (0.09)             (0.06)                  -
    From realized capital gains                  (0.76)            (0.34)                 -                  -                   -
                                               -------           -------            -------            -------             -------
Total distributions                              (0.76)            (0.41)             (0.09)             (0.06)                  -
                                               -------           -------            -------            -------             -------
Net asset value, end of period                 $ 12.30           $ 12.30            $ 10.42            $ 10.41             $ 10.04
                                               =======           =======            =======            =======             =======
Total return                                      6.85%            22.85%              0.91%              4.32%               0.40%

Net assets, end of period ($000)               $15,694           $ 9,686            $ 5,459            $ 5,879             $ 3,577
Ratio of expenses to average net assets (A)       3.70%             2.82%              2.06%              2.03%               2.08%*
Ratio of net income (loss) to average
  net assets                                     (0.78)%           (0.68)%             0.62%              0.65%               1.09%*

Portfolio turnover rate                         247.36%            87.50%            379.64%            130.68%               0.00%

*   Annualized
**  Operations commenced May 27, 1992
(A) Expenses include interest expense of 1.95% and 1.01% for 1996 and 1995, respectively


Information relating to outstanding debt during the fiscal periods shown below.

                                                       Average                     Average Number
                         Amount of Debt             Amount Of Debt                   of Shares                   Average Amount of
                         Outstanding at              Outstanding                    Outstanding                    Debt per Share
Period ended             End of Period            During the Period              During the Period               During the Period
------------             -------------            -----------------              -----------------               -----------------
September 30 1996          $5,800,000                $2,981,434                      1,156,941                         $2.58

September 30, 1995         $4,000,000                $  779,589                        656,687                         $1.19

                           Merriman Investment Trust
                         Notes to Financial Statements

Note 1 - Organization

Merriman Flexible Bond Fund, Merriman Growth & Income Fund, Merriman Capital Appreciation Fund, Merriman Asset Allocation Fund, and Merriman Leveraged Growth Fund (the "Funds") are separate series of Merriman Investment Trust (the "Trust") which is registered under the Investment Company Act of 1940, as amended, as a diversified open-end management company. The Trust was organized in 1987 as a Massachusetts Business Trust and may issue an unlimited number of shares of beneficial interest without par value in separate classes of "funds." Each fund has specific investment objectives: The objectives of the Flexible Bond Fund are income, preservation of capital, and secondarily, growth of capital. The objectives of the Growth & Income Fund are long-term growth of capital, income and, secondarily, preservation of capital. The objective of the Capital Appreciation Fund is capital appreciation. The objectives of the Asset Allocation Fund are high total return consistent with reasonable risk. The objective of the Leveraged Growth Fund is capital appreciation through the use of leverage and other investment practices.

Note 2 -  Significant  Accounting

Policies  The  following  is  a  summary  of  significant   accounting  policies
consistently followed in the preparation of the Trust's financial statements. The policies are in conformity with generally accepted accounting principles.

A. Security Valuation. Short-term debt securities are valued at amortized cost, which approximates market value.Investments in regulated investment companies (mutual funds) are valued at the net asset value per share.

B. Federal Income Taxes. It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Therefore, no federal income or excise tax provision is required.

C. Income Recognition. Dividend income and distributions to shareholders are recorded on the exdividend date. Interest income is accrued daily.

D. Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses from security transactions are determined using the identified cost basis.

E. Dividends and Distributions to Shareholders. Net income and capital gains distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for post-October losses.

F. Deferred Organization Expenses. All expenses incurred in connection with the organization and the registration of the Merriman Leveraged Growth Fund were paid by the Manager and were reimbursed by the Fund. These expenses are being amortized to operations on a straight line basis over five years.

G. Use of Estimates in Financial Statements. In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reported period. Actual results may differ from these estimates.

Note 3 - Investment Management Agreement

Merriman Investment Management Company (the "Manager") receives investment advisory fees from the Funds. As compensation for its services, the Manager is paid a fee which is calculated at an annual rate based on the average daily net assets of each Fund as follows:

                                     Flexible Bond       All Other
                                         Fund              Funds
                                         ----              -----
        On the first $250 million       1.000%             1.250%
        On the next $250 million        .875%              1.125%
        On all above $500 million       .750%              1.000%

The Manager has agreed to limit each Fund's expenses. In the event that a Fund's expenses exceed any such limitations, the Manager either waives its fees and/or reimburses such fund to the extent required to conform to such limitations. Currently, the maximum expense which each Fund may incur, expressed as a percentage of average net assets, is 2.5% of the first $30 million, 2% of the next $70 million, and 1.5% of all over $100 million.

The Manager has voluntarily reduced the expense limit to 2% of the first $15 million in net assets, 1.5% on the next $35 million, and 1% of net assets over $50 million for the Merriman Capital Appreciation Fund, the Merriman Asset Allocation Fund, and the Merriman Growth & Income Fund, to 2% of the first $15 million in net assets, 1.5% of the next $15 million in net assets, and 1% of net assets over $30 million for the Merriman Leveraged Growth Fund (exclusive of interest expense), and to 1.5% on the first $30 million in net assets and 1.0% of net assets over $30 million for the Merriman Flexible Bond Fund.

There were no reimbursements made for the year ending September 30, 1996.

Certain trustees and officers of the trust are also officers of the Manager.

Note 4 - Bank Line of Credit

The Merriman Leveraged Growth Fund pays $12,000 per year to maintain an unsecured $6,000,000 bank line of credit; borrowings under this arrangement bear interest at the bank's prime rate. No compensating balances are required.
Balance outstanding at September 30, 1996 was $5,800,000. Note 5 - (See Following) Note 6 - Purchases and Sales of Securities Purchases and sales of specialties, other than short-term investments and money market funds, for the year ended September 30, 1996 were as follows:

                                          Purchases         Sales
Merriman Flexible Bond Fund               9,628,716       9,687,520
Merriman Growth & Income Fund            10,412,923      11,868,446
Merriman Capital Appreciation Fund       38,557,662      45,940,056
Merriman Asset Allocation Fund           34,422,160      41,677,223
Merriman Leveraged Growth Fund           45,975,014      39,284,113

                            Merriman Investment Trust
                          Notes to Financial Statements

Note 5 - Capital Shares

At September 30, 1996, there were an unlimited number of no par value shares of beneficial interest authorized. Transactions in capital shares were as follows:


                                       Merriman Flexible Bond Fund                             Merriman Growth & Income Fund
                                       ---------------------------                             -----------------------------

                                  Year Ended                 Year Ended                 Year Ended                 Year Ended
                                 September 30,              September 30,              September 30,              September 30,
                                     1996                       1995                       1996                       1995
                                     ----                       ----                       ----                       ----
                               Shares       Value        Shares      Value         Shares      Value          Shares       Value
                               ------       -----        ------      -----         ------      -----          ------       -----
Shares sold ............      186,797   $1,935,639       85,525   $  858,774       35,642    $  392,671       27,581    $   292,106
Shares issued in
   reinvestment  of
   distributions .......       48,199      495,739       45,669      457,165       70,399       751,157       94,189        948,647
                             --------   ----------     --------   ----------     --------    ----------     --------        -------

                              234,996    2,431,378      131,194    1,315,939      106,041     1,143,828      121,770      1,240,753
Shares redeemed ........     (239,644)  (2,476,828)    (351,861)  (3,517,193)    (184,316)   (2,062,903)    (281,992)    (3,018,073)
                             --------   ----------     --------   ----------     --------    ----------     --------     ----------

Net decrease ...........       (4,648)  $  (45,450)    (220,667) $(2,201,254)     (78,275)   $ (919,075)    (160,222)   $(1,777,320)
                             ========   ==========     ========  ===========     ========    ==========     ========    ===========


                                    Merriman Capital Appreciation Fund                     Merriman Asset Allocation Fund
                                    ----------------------------------                     ------------------------------
                                  Year Ended                 Year Ended                 Year Ended                 Year Ended
                                 September 30,              September 30,              September 30,              September 30,
                                     1996                       1995                       1996                       1995
                                     ----                       ----                       ----                       ----
                               Shares       Value        Shares      Value         Shares      Value          Shares       Value
                               ------       -----        ------      -----         ------      -----          ------       -----
Shares sold ...........       183,143   $1,971,809      135,309   $1,440,890      151,662    $1,691,922      231,323     $2,500,130
Shares issued in
   reinvestment of
   distributions ......       222,748    2,265,357      169,521    1,696,910       68,147       731,955      190,417      1,976,772
                             --------   ----------     --------   ----------     --------    ----------   ----------    -----------
                              405,891    4,237,166      304,830    3,137,800      219,809     2,423,877      421,740      4,476,902
Shares redeemed .......      (781,504)  (8,361,309)    (768,304)  (8,154,957)    (711,787)   (7,946,716)  (1,075,304)   (11,652,525)
                             --------   ----------     --------   ----------     --------    ----------   ----------    -----------
Net decrease ..........      (375,613) $(4,124,143)    (463,474) $(5,017,157)    (491,978)  $(5,522,839)    (653,564)   $(7,175,623)
                             ========  ===========     ========  ===========     ========   ===========     ========    ===========

                                      Merriman Leveraged Growth Fund
                                      ------------------------------
                                  Year Ended                 Year Ended
                                 September 30,              September 30,
                                     1996                       1995
                                     ----                       ----
                               Shares       Value        Shares      Value
                               ------       -----        ------      -----
Shares sold ...........       679,463   $7,842,116      357,815   $3,840,009
Shares issued in
   reinvestment of
   distributions ......        65,476      728,016       22,023      223,529
                             --------    ---------     --------   ----------
                              744,939    8,570,132      379,838    4,063,538
Shares redeemed .......      (256,850)  (3,042,113)    (116,048)  (1,240,693)
                             --------   ----------     --------   ----------
Net increase ..........       488,089   $5,528,019      263,790   $2,822,845
                             ========   ==========     ========   ==========


               Report of Independent Certified Public Accountants

                  To The Board of Trustees and Shareholders of
                           Merriman Investment Trust

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments , of the Merriman Investment Trust, consisting of the Merriman Flexible Bond Fund, Merriman Growth & Income Fund, Merriman Capital Appreciation Fund, Merriman Asset Allocation Fund, and Merriman Leveraged Growth Fund as of September 30, 1996, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, the statement of cash flows of Merriman Leveraged Growth Fund for each of the two years in the period then ended and the financial highlights for the periods indicated thereon. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1996, by correspondence with the custodian and mutual funds. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting the Merriman Investment Trust at September 30, 1996, and the results of their operations for the year then ended, the changes in their net assets for each of the two years then ended, Merriman Leveraged Growth cash flows for each of the two years in the period then ended and the financial highlights for the periods referred to above, in conformity with generally accepted accounting principles.

Philadelphia, Pennsylvania                                  Tait, Weller & Baker
October 17, 1996